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                                                                     EXHIBIT 4.1



          NUMBER - NUMERO                         SHARES - ACTIONS
             CBA00000


               HYDROGENICS CORPORATION - CORPORATION HYDROGENIQUE

INCORPORATED UNDER THE CANADA           CONSTITUEE SOUS L'AUTORITE DE LA LOI SUR
  BUSINESS CORPORATIONS ACT             LES SOCIETES COMMERCIALES CANADIENNES

                                                            --------------------
                                                              CUSIP 448882 10 0
                                                            --------------------

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This certifies that
Ceci atteste que

is the registered holder of
est le titulaire inserit de
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FULLY PAID AND NON-ASSESSABLE           ACTIONS ORDINAIRES ENTIEREMENT LIBEREES,
COMMON SHARES WITHOUT PAR               SANS VALEUR NOMINALE DU CAPITAL DE
VALUE IN THE CAPITAL OF

   HYDROGENICS CORPORATION                     CORPORATION HYDROGENIQUE

  These shares are transferable           Ces actions peuvent etre transferees
only in the securities register         seulement dans le registre
of the Corporation by the               des valeurs de la Societe par
registered holder or his attorney,      le titulaire inscrit ou par son
upon surrender of this certificate      procureur sur remise du present
properly endorsed. This certificate     certificat dument endosse. Le present
is not valid until countersigned        certificat n'est valide a moins d'etre
by the Transfer Agent and registered    contresigne par le prepose au
by the Registrar.                       transfert et inscrit par le comptable
  IN WITNESS WHEREOF, the               des transferts.
Corporation has caused this               EN FOI DE QUOI, la Societe a fait
certificate to be signed by its duly    signer ce certificat par ses
authorized officers.                    dirigeants dument autorises.

                    Dated
                    Date

/s/ Robert Edwards                                         /s/ Pierre Ravard
VICE PRESIDENT FINANCE, TREASURER                 PRESIDENT AND CHIEF EXECUTIVE
  AND SECRETARY                                     OFFICER
VICE-PRESIDENT FINANCES,                          PRESIDENT ET CHEF DE LA
  TRESORIER ET SECRETAIRE                           DIRECTION



                                   [GRAPHIC]

                         [HYDROGENICS CORPORATION LOGO]

            COUNTERSIGNED AND REGISTERED/CONTRESIGNE ET ENREGISTRE :
CIBC MELLON TRUST COMPANY                                   CALGARY, ALBERTA
COMPAGNIE TRUST CIBC MELLON                                 TORONTO, ONTARIO
         TRANSFER AGENT AND REGISTRAR/AGENT DE TRANSFERT ET REGISTRAIRE

BY
PAR
     -----------------------------------------------------------------------
                                    AUTHORIZED OFFICER/REPRESENTANT AUTORISE

OR - OU

CHASE MELLON SHAREHOLDER SERVICES, L.L.C.                   NEW YORK, NEW YORK
CO-TRANSFER AGENT AND CO-REGISTRAR/CO-AGENT DE TRANSFERT ET CO-REGISTRAIRE

BY
PAR
     ------------------------------------------------------------------------
                                    AUTHORIZED OFFICER/REPRESENTANT AUTORISE

THIS CERTIFICATE IS TRANSFERABLE AT THE TRANSFER OFFICES OF CIBC MELLON TRUST COMPANY IN CALGARY, ALBERTA AND TORONTO, ONTARIO, CANADA AND AT THE TRANSFER OFFICES OF CHASE MELLON SHAREHOLDER SERVICES, L.L.C. IN NEW YORK, NEW YORK.

CE CERTIFICAT EST TRANSFERABLE AUX BUREAUX DES TRANSFERTS DE COMPAGNIE TRUST CIBC MELLON A CALGARY, ALBERTA ET TORONTO, ONTARIO, CANADA OU AU BUREAU DE TRANSFERT DE COMPAGNIE CHASE MELLON A NEW YORK, NEW YORK.

BLACK GRAVURE PMS 281 PMS 321 C36   H-818-11(60944)/4th proof/September 11, 2000




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The class or series of shares represented by this certificate has rights, privileges, restrictions or conditions attached thereto. The Corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors, and of the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

La categorie ou serie d'actions representee par ce certificat s'accompagne des droits, privileges, restrictions ou conditions y afferents. La Societe fournira a l'actionnaire, sur demande et sans frais, une copie du texte des droits, privileges, restrictions et conditions attaches a chaque categorie autorisee devant etre emise et a chaque serie dans la mesure ou ceux-ci ont ete etablis par les administrateurs et ou les administrateurs ont l'autorite voulue pour etablir les droits, privileges, restrictions et conditions attaches aux series subsequentes.



NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever, and must be guaranteed by a bank, trust company or a member of a recognised stock exchange.

AVIS: La signature apposee aux fins de cette cession doit correspondre en tous points au nom figurant au recto du certificat, sans aucun changement, et elle doit etre avalisee par une banque, une societe de fiducie ou un membre d'une bourse reconnue.



 For value received, the undersigned hereby sells, assigns and transfers unto

Contre valeur recue, le soussigne vend, cede et transfere par les presentes a

_______________________________________________________________________________
        Please print or typewrite name and address of assignee - S.V.P.
ecire en lettres moulees ou dactylographier le nom et l'adresse du cessionnaire


________________________________________________________________________________

                            / /  / /  / / - / /  / /  / / - / /  / /  / /
                                          Social Insurance Number -
                                        (Numero d'assurance sociale)
________________________________________________________________________________

                                                                          Shares
_________________________________________________________________________actions of the Corporation represented by this Certificate, and does hereby irrevocably constitute and appoint
          de la societe representees par ce certificat, et constitue et nomme irrevocablement par les presentes

                                                                        Attorney
____________________________________________________________son fonde de pouvoir to transfer the said shares on the appropriate records of the Corporation with full power of substitution in the premises.

aux fins de l'inscription du transfert desdites actions sur les registres appropries de la societe avec plein pouvoir de substitution a cet egard.


Dated
Date:______________________ 20 ___


                                      Signature ________________________________


 Signature Guaranteed By:
 Signature avalisee par: